CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated April 20, 2005 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust Multi-Series 176 as of February 28, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 13 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.

                                                              Grant Thornton LLP

Chicago, Illinois
June 24, 2005